EXHIBIT 10.48

AMDL, Inc.

2008-2009 PERFORMANCE AND EQUITY INCENTIVE PLAN

1. Purpose.

The purpose of the AMDL, Inc. 2008-2009 Performance and Equity Incentive Plan (the “Plan”) is to strengthen AMDL, Inc., a Delaware corporation (the “Company”), by providing to employees including executive officers providing services on behalf of the Company or any of its Subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings of the Company. The Plan seeks to accomplish this purpose by enabling specified persons to earn awards of shares of the Company’s common stock, $.001 par value, thereby increasing their proprietary interest in the Company’s success and encouraging them to remain in the employ or service of the Company.

2. Definitions.

“Affiliate” means any Parent or Subsidiary of the Company, whether now or hereafter existing.

“Benefit” means any benefit granted to a Participant under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended and the regulations thereunder.

“Committee” means the Compensation Committee of the Board, which shall administer the Plan and consist of a majority of independent Directors.

“Continuous Service” means, with respect to Employees, service with the Company or an Affiliate that is not interrupted or terminated. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

“Director” means a member of the Board.

“Effective Date” means the date that the Plan is approved by the stockholders of the Company which must occur within one year after approval by the Board. Any grants of Benefits prior to the approval by the stockholders of the Company shall be void if such approval is not obtained.

“Exchange Act” means the Securities Exchange Act of 1934, as amended

“Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows: The fair market value per share of the Ordinary Shares as determined by the Committee in good faith. The Committee is authorized to make its determination as to the fair market value per share of the Ordinary Shares on the following basis: (i) if the Ordinary Shares are traded only otherwise than on a securities exchange and are not quoted on the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”), but are quoted on the bulletin board or in the “pink sheets” published by the National Daily Quotation Bureau, the greater of (a) the average of the mean between the average daily bid and average daily asked prices of the Ordinary Shares during the thirty (30) day period preceding the date of grant of an Option, as quoted on the bulletin board or in the “pink sheets” published by the National Daily Quotation Bureau, or (b) the mean between the average daily bid and average daily asked prices of the Ordinary Shares on the date of grant, as published on the bulletin board or in such “pink sheets;” (ii) if the Ordinary Shares are traded on a securities exchange (e.g. AMEX) or on the NASDAQ, the greater of (a) the average of the daily closing prices of the Ordinary Shares during the ten (10) trading days preceding the date of grant of an Option, or (b) the closing price of the Ordinary Shares on the last trading day preceding the date of grant of an Option; or (iii) if the Ordinary Shares are traded only otherwise than as described in (i) or (ii) above, or if the Ordinary Shares are not publicly traded, the value determined by the Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Ordinary Shares” means the shares of common stock, $.001 par value, of the Company.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means an Employee who is granted a benefit under the Plan. Benefits may only be granted to Employees.

“Plan” means the 2008-2009 Performance and Equity Incentive Plan, as amended from time to time.

“Performance Stock Award” shall mean a grant of Ordinary Shares pursuant to Section 6 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means the grant of a Performance Stock Award or other Benefit in the form of Ordinary Shares under the Plan.

“Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, in addition to a subsidiary corporation as defined in clause (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies, whether through the Company’s ownership of voting securities, by contract or otherwise.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.

(a) Administration by the Committee. This Plan shall be administered by the Committee. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.

(b) Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall have the authority to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the terms and provisions of the respective Benefits and any agreements related thereto (which need not be identical); (iv) determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of the Plan; and (v) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Committee on matters referred to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Benefit.

(c) Effect of the Committee’s Decision. All determinations, interpretations and constructions regarding the Plan or any Benefit made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. Shares Subject to the Plan.

(a) Share Reserve. Subject to the provisions of Section 13 relating to adjustments upon changes in Ordinary Shares, the number of Ordinary Shares that may be issued under the Plan shall not exceed 1,000,000 in the aggregate.

(b) Reversion of Shares and Availability of Shares to the Share Reserve. If any Performance Stock Award granted under the Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any Ordinary Shares issued to a Participant pursuant to a Performance Stock Award granted under the Plan or under any other equity incentive plan of the Company are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting or exercise of such shares, then the Ordinary Shares not acquired under such Performance Stock Award shall become available for issuance under the Plan, subject to the limitation in Section 4(a).

(c) Source of Shares. The Ordinary Shares subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(d) Restricted Shares. The Ordinary shares issued under the Plan shall be “Restricted Securities” under the Securities Act. The Committee may grant Benefits in Shares as Ordinary Shares with such terms and conditions as may be determined in the sole discretion of the Committee, Shares of Restricted Stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable Stock Award Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and the risk of forfeiture of the Shares and stating that such Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee or the Board, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant. The Committee may (but is not obligated to) require that any dividends on such shares shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Benefit.

5. Eligibility.

(a) Generally. The Participants and the Benefits they receive under the Plan shall be determined by the Committee in its sole discretion. In making its determination, the Committee shall consider past, present and expedited future contributions of Participants. Members of the Committee are ineligible to participate in the Plan.

(b) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which subsidiaries shall be covered by the Plan; (ii) determine which Employees and Officers outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Stock Performance Award granted to Employees outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan or subplan as appendices); provided, however, that no such subplans and/or modifications shall increase the number of Ordinary Shares reserved for issuance under the Plan as set forth in Section 4 of the Plan; and (v) take any action, before or after a Performance Stock Award is granted, that it deems advisable to obtain approval or comply with any applicable foreign laws.

(c) If the terms of any Stock Award Agreement delivered to a Participant conflict with the terms of this Plan, the terms of such Stock Award Agreement will control.

6. Performance Stock Awards.

(a) Designation. Performance Stock Awards may be granted under the Plan either before or after the Effective Date. Performance Stock Awards represent the Participants’ right to represent the Participant’s right to receive Ordinary Shares in accordance with the terms of a grant. Performance Stock Awards may include a dividend equivalent right. After the Committee determines that it will offer Performance Stock Awards, it will advise the Participant in writing or electronically, by means of a Stock Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Ordinary Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of a Stock Award Agreement or as otherwise directed by the Committee. The term of each award of Performance Stock Awards shall be at the discretion of the Committee.

(b) Restrictions. The Committee may impose such conditions or restrictions on the Performance Stock Awards granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based restrictions on vesting, or others. If the Committee or the Board has established performance goals, the Committee shall determine whether a Participant has satisfied the performance goals.

(c) Performance Criteria. Performance Stock Awards granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Committee or the Board and specified at the time such Performance Stock Awards is granted. For purposes of this Plan, “Performance Criteria” means any one criterion or multiple criteria for measuring performance selected by the Committee in its sole discretion, the measurement of which may be based upon Company, Subsidiary or business unit performance, or the individual performance of the Participant, either absolute or by relative comparison to other companies, other Participants or any other external measure of the selected criteria. Performance Criteria may include, without limitation, one or more of the following (as selected by the Committee): (1) cash flow; (2) earnings per share; (3) earnings before interest, taxes, and amortization; (4) return on equity; (5) total shareholder return; (6) share price performance; (7) return on capital; (8) return on assets or net assets; (9) revenue; (10) revenue growth; (11) earnings growth; (12) operating income; (13) operating profit; (14) profit margin; (15) return on operating revenue; (16) return on invested capital; (17) operating efficiency; or (18) productivity.

(d) Non-Transferability. Performance Stock Awards shall not be transferable by the Participant.

(e) Vesting. Unless the Committee determines otherwise, the Stock Award Agreement shall provide for the forfeiture of the non-vested Ordinary Shares underlying Performance Stock Awards upon termination of a Participant’s Continuous Service. To the extent that the Participant purchased the Ordinary Shares granted under any such Performance Stock Awards award and any such Ordinary Shares remain non-vested at the time of termination of a Participant’s Continuous Service, the termination of Participant’s Continuous Service shall cause an immediate sale of such non-vested Ordinary Shares to the Company at the original price per share of Ordinary Shares paid by the Participant.

(f) Limitations. In no event shall a Participant receive Stock Awards during any one (1) calendar year covering in the aggregate more than 300,000 Ordinary Shares.

(g) Other Stock Awards. The Committee shall have the right to grant other Stock Awards which may include, without limitation, the grant of Shares based on certain conditions, the market performance of the Common Stock and the grant of securities convertible into Shares.

7. Change in Control. Upon a Change in Control, Stock Awards outstanding under the Plan may be subject to the following:

(a) Assumption by Surviving Corporation. If a Change in Control of the Company occurs, then, to the extent permitted by applicable law, any surviving corporation may assume all Stock Awards outstanding under the Plan, or may substitute similar stock awards in lieu of such Stock Awards.

(b) Acceleration of Vesting. Without limiting the authority of the Committee under any provision of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in a Stock Award Agreement at the time a Stock Award is granted, or at any time after the grant of a Stock Award, all Stock Awards that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms

(c) Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion, either in Stock Award Agreement at the time a Stock Award is granted, or at any time after the grant of a Stock Award, and without the consent of any Participant affected thereby, may determine that:

(i) Some or all Participants holding outstanding Stock Awards will receive, with respect to some or all of the Ordinary Shares subject to such Stock Awards (“Award Shares”), either (i) as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such Award Shares on the last business day prior to the effective date of such Change in Control over the exercise price per share of such Award Shares, (ii) immediately prior to such Change of Control, a number of Ordinary Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Award Shares as of the last business day prior to the effective date of such Change in Control over the exercise price per share of such Award Shares; or (iii) any combination of cash or Ordinary Shares with the amount of each component to be determined by the Committee not inconsistent with the foregoing clauses (i) and (ii), as proportionally adjusted; and

(ii) Any Stock Awards which, as of the effective date of any such Change in Control, are “underwater” shall terminate as of the effective date of any such Change in Control. For purposes of this Section, a Stock Award will be deemed to be “underwater” at any time when the Fair Market Value of the Ordinary Shares is less than the exercise price of the Stock Award.

(d) Limitation of Change in Control Payments. Notwithstanding anything in the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of a Stock Award as provided in subsection (b) above, or the payment of cash or Ordinary Shares in exchange for all or part of a Stock Award as provided in subsection (c) (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to this Section 8 will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 8(d) will, to that extent, not apply.

8. Covenants of the Company.

(a) Availability of Shares. During the time any Stock Award remains outstanding, the Company shall keep available at all times the number of Ordinary Shares required to satisfy such Stock Awards upon exercise thereof.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Ordinary Shares upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Ordinary Shares issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Stock Awards unless and until such authority is obtained.

9. Miscellaneous.

(a) Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the applicable Stock Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to a Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to the applicable Stock Award Agreement.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of an Officer or Director pursuant to the Bylaws of the Company or an Affiliate, and/or the provisions of any contract governing such services, and/or any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Ordinary Shares under any Stock Award (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Ordinary Shares subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Ordinary Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Ordinary Shares upon the exercise or acquisition of Ordinary Shares under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.

(e) Withholding Obligations. To the extent provided by the terms of the applicable Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Ordinary Shares under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Ordinary Shares under the Stock Award, provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law, or (iii) delivering to the Company owned and unencumbered Ordinary Shares.

(f) Repurchase Provisions. The Company shall exercise any repurchase option specified in a Stock Award Agreement by giving the Participant written notice of intent to exercise the repurchase option. Payment may be cash or cancellation of purchase money indebtedness for the Ordinary Shares. The terms of any repurchase option shall be specified in the applicable Stock Award Agreement and may be either at Fair Market Value at the time of repurchase or at not less than the original purchase price.

(g) Plan Unfunded. The Plan shall be unfunded. Except for the Board’s reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure satisfaction of any Stock Award.

10. Adjustments upon Changes in Stock.

(a) Capitalization Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares of the Ordinary Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Ordinary Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Ordinary Shares occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may, in its sole discretion, adjust the number and class of Ordinary Shares that may be delivered under the Plan and/or the number, class, and price of Ordinary Shares covered by each outstanding Stock Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent they have not been previously exercised, outstanding Stock Awards will terminate immediately prior to the consummation of such proposed action.

(c) No Limitations. The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

11. Amendment of the Plan and Stock Awards.

(a) Amendment of Plan. The Committee at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Ordinary Shares, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the applicable requirements of Section 162(m) of the Code and the Treasury Regulations thereunder, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements. For purposes of clarity, any increase in the number of shares reserved for issuance hereunder in accordance with the provisions of Section 4(a) hereof shall not be deemed to be an amendment to the Plan.

(b) Contemplated Amendments. It is expressly contemplated that the Committee may amend the Plan in any respect the Committee deems necessary or advisable to provide eligible Employees with the maximum Benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder.

(c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

12. Term and termination or Suspension of the Plan.

(a) Plan Term. The Plan shall commence as of the Effective Date. No Benefit may be granted pursuant to the Plan on or after the tenth anniversary date of the Effective Date, but Benefits granted prior to such tenth anniversary may extend beyond that date to t eh date(s) specified in the Award Agreement(s) covering such Benefits. The Committee or the Board may suspend or terminate the Plan at any time. No Stock Award may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

13. Choice of Law.

The law of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

CERTIFICATE OF SECRETARY

The undersigned, Akio Ariura, Secretary of AMDL, Inc., certifies that the AMDL, Inc. 2008-2009 Performance and Equity Incentive Plan was adopted by the Written Consent of the Board of Directors on January 7, 2009.

Dated: January 7, 2009	/s/ Akio Ariura Akio Ariura, Secretary